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                                                                   EXHIBIT 10.19

                               FOURTH AMENDMENT TO
                       AMENDED AND RESTATED LOAN AGREEMENT
                         DATED AS OF SEPTEMBER 30, 1996

        THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (the "Fourth Amendment") effective as of the 22nd day of June, 1999, by and among MAXCO, INC., a Michigan Corporation ("Borrower") and COMERICA BANK, a Michigan banking corporation ("Bank").

                               W I T N E S S E T H

         WHEREAS, Borrower and Bank entered into a certain Amended and Restated Loan Agreement dated September 30, 1996, as amended by First Amendment thereto dated as of August 1, 1997, as further amended by Second Amendment thereto dated as of June 24, 1998 and as further amended by Third Amendment thereto dated as of September 24, 1998 (the "Agreement"); and

         WHEREAS, Borrower and Bank now desire to amend the Agreement to provide
(i) for the securitization of Revolving Loans, (ii) for the modification of certain of the covenants and restrictions set forth in the Agreement, and (iii) for the waiver of those covenants for periods ending March 31, 1999 and earlier.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower and the Bank hereby agree as follows:

         1. In Sub-Section 1.1 of Section 1 of the Agreement, the following definitions are hereby deleted in their entirety and replaced by the following or added entirely:

            "Commitment Amount" shall mean $15,000,000 (or such lesser amount to which the Commitment Amount may be reduced by the Borrower from time to time under Section 2.8.1 of this Agreement).

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                   "Collateral" shall mean the properties and rights described in the Collateral Documents and each and every mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will hereafter be, executed by Borrower or any of the Guarantors to or for the benefit of the Bank; all items now or hereafter deposited in any account of Borrower or any of the Guarantors with the Bank and all proceeds of such items (cash or otherwise); and all account balances of Borrower or any of the Guarantors now or hereafter with the Bank.

                  "Collateral Documents" shall mean the Security Agreements, the Pledge Agreements, the Mortgages, and the Financing Statements.

                  "Investment Entity" shall mean any corporation, partnership, limited liability company or other entity in which an ownership interest is owned directly, or indirectly through one or more intermediaries, by the Borrower, other than a Subsidiary.

                   "Pledge Agreements" shall mean pledge agreement in such form as shall be required by the Bank pursuant to this Agreement, which the Borrower and the Guarantors have previously or in the future will pledge, to the Bank, the Securities.

                  "Securities" shall mean (i) all of the issued and outstanding capital stock of the Subsidiaries and (ii) all of the shares of capital stock or other ownership interest owned by the Borrower or any Subsidiary in an Investment Entity.

                   "Security Agreements" shall mean security agreements in such form as shall be required by the Bank pursuant to this Agreement, which the Borrower, Ersco and the Guarantors have previously or in the future will grant, to the Bank, security interests in the Collateral and/or the Ersco Collateral, as applicable, now owned or hereafter acquired, together with all replacements thereof, substitutions therefor and all proceeds thereof, for the purpose of securing Revolving Loans, Term Loans and/or the Revolving Ersco Acquisition Loans.

                  "Security Interests" shall mean first priority liens in the Collateral as contemplated by the Collateral Documents, except as to the Collateral in the possession of Guarantor, Atmosphere Annealing, Inc., in which the Bank shall take a second priority lien.

         2. There is hereby added a new Sub-Section 3.3 to Section 3 of the Agreement which shall read as follows:

                  3.3 Revolving Loans. To secure full and timely performance of the Borrower's covenants set out in this Agreement relating to the Revolving Loans and to secure the repayment of the Revolving Credit Note the Borrower agrees to grant

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         and assign, and to cause the Guarantors to grant and assign security and/or pledged interests in the Collateral pursuant to the Collateral Documents and other instruments and agreements satisfactory to the Bank and, in addition, the Borrower recognizes and agrees that the Revolving Credit Note and the Revolving Loan are secured by all security interests, mortgages, pledges, and encumbrances previously or hereafter granted to the Bank by the Borrower.

         3. Section 5.1 of Section 5 is hereby deleted in its entirety and is replaced by the following:

                  5.1 Corporate Existence and Power. (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, (b) each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the law of its state of incorporation, (c) the Borrower and each of the Subsidiaries have the corporate power and authority to own their respective properties and assets and to carry out their respective businesses as now being conducted and are qualified to do business and in good standing in every jurisdiction wherein such qualification is necessary, (d) the Borrower has the corporate power and authority to execute, deliver and perform this Agreement, to borrow money in accordance with its terms, to execute and deliver the Notes and other documents contemplated hereby, to grant to the Bank the Security Interests and the Purchase Money Security Interests in the Collateral as contemplated by the Collateral Documents and to do any and all other things required of it hereunder, (e) each of the Guarantors has the corporate power and authority to execute, deliver and perform the Guaranty, the Acknowledgement and Consent and the other documents contemplated hereby, to grant to the Bank liens, mortgages and security interests in the Collateral, and to do any and all other things required of it hereunder, and (f) except as disclosed in Schedule 5.1, neither the Borrower nor any Subsidiary conducts business under any assumed or trade name.

         4.       Schedule 5.12 annexed to the Agreement and referenced in
Section 5.12 of Section 5 of the Agreement is replaced in its entirety by the new Schedule 5.12 which is attached hereto and is by this reference made a part hereof.

         5. Sub-Section 6.6 of Section 6 is hereby deleted in its entirety and is replaced by the following:

                  6.6 Maintain Consolidated Funded Debt to EBITDA. On a consolidated basis, maintain the ratio of Consolidated Funded Debt to earnings before interest, taxes, depreciation and amortization (determined on a rolling four quarters basis) ("EBITDA") of not more than 5.50 to 1.0.

         6. Sub-Section 6.12 of Section 6 is hereby deleted in its entirety and is replaced by the following:


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                  6.12 Maintain Debt to Tangible Net Worth. On a consolidated and proforma (including acquisitions) basis, maintain the ratio of Debt to Tangible Net Worth of not more than 2.00 to 1.0.

         7. There is hereby added a new Sub-Section 6.13 to Section 63 of the Agreement which shall read as follows

                  6.13 Waivers. In accordance with the provisions of Section 9.3 of the Agreement, the Bank hereby specifically waives (i) the affirmative covenant set forth in Section 6.6 of the Agreement only to the extent of Borrower's failure to comply with the Consolidated Funded Debt to EBITDA ratio as of March 31, 1999 and all prior times, and (ii) the affirmative covenant set forth in Section 6.12 of the Agreement only to the extent of Borrower's failure to comply with the Debt to Tangible Net Worth ratio as of March 31, 1999 and all prior times. Notwithstanding the waivers set forth herein, Borrower must, as of all other applicable times of determination under the Agreement, comply with each of terms and conditions of the Agreement, including but not limited to the affirmative covenants of Section 6 of the Agreement. As set forth in Section 9.3 of the Agreement these waivers are expressly limited to the extent specified and shall not operate as a waiver of any other provision of the Agreement or any Default or Event of Default hereunder.

         8. Sub-Section 7.7 of Section 7 is hereby deleted in its entirety and is replaced by the following:

                  7.7 Guarantee Obligations. Guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except for (i) the endorsement of negotiable instruments by the Borrower or the Subsidiaries in the ordinary course of business for deposit or collection, (ii) the guaranty by the Borrower of any and all obligations of any Subsidiary wholly-owned by Borrower, (iii) the guaranties by the Borrower listed on Schedule 5.12 of this Agreement; provided that the aggregate dollar amount of all guarantees expressly permitted by (ii) and (iii) of this Sub-Section 7.7 shall not, at any time, exceed $45 Million.

          9. Sub-Section 7.10 of Section 7 is hereby deleted in its entirety and is replaced by the following:

                  7.10 Acquire Securities. Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other Person, except for the common stock of or ownership interests in the
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         Guarantors, Medar Subordinated Debt Securities, Provant, Inc.,
         Robinson Oil Co., L.L.C., AMI Energy, Inc., L/M Associates II, L.L.C., Blasen Brogan Asset Management Company, Axson, Ltd. (France), Foresight Solutions, Inc., LandEquities Corporation, Nilson Builders, Inc., Midstate Industrials, Inc. and the Phoenix Financial Group, Ltd., in each case limited to the interest owned by the Borrower on the date of this Fourth Amendment to the Agreement, and except for certificates of deposit with maturities of one year or less of United States commercial banks with capital, surplus and undivided profits in excess of $100,000,000, direct obligations of the United States Government maturing within one year from the date of acquisition thereof, and high grade commercial paper and high grade fixed-income securities (e.g., corporate bonds).

         10. Except as specifically modified hereby, the terms and conditions of the Agreement and the Notes remain in full force and effect and the undersigned hereby ratify and agrees to be bound by the terms of the Agreement as hereby amended.

          11. Neither the extension of this Fourth Amendment by the Bank, nor any other act or omission by the Bank in connection herewith, shall be deemed a waiver by the Bank of any default under the Agreement.

         IN WITNESS WHEREOF, the Borrower and the Bank have caused this Fourth Amendment to be executed by their duly authorized officers as of the day and year first written above.

                                            MAXCO, INC.


                                            By       /s/ Vincent Shunsky
                                               --------------------------------
                                                     Vincent Shunsky
                                                     Its Vice President


                                            COMERICA BANK

                                            By       /s/ David G. Grantham
                                               --------------------------------
                                                     David G. Grantham
                                                     Its Vice President



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         The Undersigned Guarantors hereby acknowledge and consent to the above
Fourth Amendment.


Ersco Corporation                          Pak-Sak Industries, Inc.


By       /s/ Vincent Shunsky               By       /s/ Vincent Shunsky
        -------------------                        -------------------
         Vincent Shunsky                            Vincent Shunsky
         Its Treasurer                              Its Treasurer




Wisconsin Wire & Steel, Inc.               Atmosphere Annealing, Inc.


By       /s/ Vincent Shunsky               By       /s/ Vincent Shunsky
        -------------------                        -------------------
         Vincent Shunsky                            Vincent Shunsky
         Its Treasurer                              Its Treasurer



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